May 31, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: New Alternatives Fund

File no. 811-03287

Dear Sir or Madam:

We have read Exhibit 13(a)(2)(2) of Form N-CSR of New Alternatives Fund, dated May 31, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ BBD, LLP
BBD, LLP